UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 2, 2023

PacWest Bancorp

(Exact name of registrant as specified in its charter)

Delaware	001-36408	33-0885320
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

9701 Wilshire Blvd., Suite 700, Beverly Hills, California 90212

(Address of principal executive offices and zip code)

(310) 887-8500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.01 per share	PACW	The Nasdaq Stock Market LLC

Depositary Shares, each representing a 1/40th interest in a share of 7.75% fixed rate reset non-cumulative perpetual preferred stock, Series A	PACWP	The Nasdaq Stock Market LLC
(Title of Each Class)	(Trading Symbol)	(Name of Exchange on Which Registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 2, 2023, PacWest Bancorp (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). There were 118,036,596 shares of Company common stock issued and outstanding on the record date and entitled to vote at the Annual Meeting, and 103,832,767 shares were represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the Annual Meeting.

At the Annual Meeting, the eleven nominees for director were elected to the Company’s Board of Directors (the “Board”), and the Company’s stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers and the frequency of future advisory votes on the compensation of the Company’s named executive officers for every one year and ratified the appointment of KMPG LLP as the Company’s independent auditor for the fiscal year ending December 31, 2023.

At the Annual Meeting, the Company’s stockholders cast the highest number of votes for every one year, compared to every two years or every three years, with respect to the frequency of future advisory votes on the compensation of the Company’s named executive officers.  Based on these results and the recommendation of the Board’s Compensation and Human Capital Committee and consistent with the Board’s recommendation to the Company’s stockholders, the Board determined on May 3, 2023, that the Company will hold an advisory vote on executive compensation on an annual basis until the next required advisory vote on the frequency of future advisory votes on executive compensation occurs.

The final number of votes cast for or against, as well as the number of abstentions and broker non-votes, with respect to each matter are set out below.

1. Proposal 1 — Election of Directors.

The eleven nominees were elected to serve as directors of the Company until the completion of the 2024 Annual Meeting of Stockholders and until their successors are duly elected and qualified. The voting results were as follows:

				Broker
	For	Against	Abstain	Non-Vote
Tanya M. Acker	92,777,076	2,798,552	167,928	8,089,211
Paul R. Burke	94,393,610	1,205,495	144,451	8,089,211
Craig A. Carlson	93,218,746	2,386,914	137,896	8,089,211
John M. Eggemeyer III	93,451,877	2,146,376	145,303	8,089,211
C. William Hosler	91,121,276	4,479,377	142,903	8,089,211
Polly B. Jessen	93,507,582	2,090,957	145,017	8,089,211
Susan E. Lester	92,733,547	2,871,313	138,696	8,089,211
Roger H. Molvar	92,740,016	2,860,177	143,363	8,089,211
Stephanie B. Mudick	94,132,624	1,469,872	141,060	8,089,211
Paul W. Taylor	93,948,604	1,649,708	145,244	8,089,211
Matthew P. Wagner	92,846,343	2,741,644	155,569	8,089,211

2. Proposal 2 — Advisory Vote on Executive Compensation.

On a non-binding advisory basis, the compensation of the Company’s named executive officers was approved. The voting results were as follows:

			Broker
For	Against	Abstain	Non-Vote
89,347,567	6,080,204	315,785	8,089,211

3. Proposal 3 –– Frequency of Future Advisory Vote on Executive Compensation.

On a non-binding advisory basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers receiving the most votes was every 1 year. The voting results were as follows:

				Broker
1 Year	2 Years	3 Years	Abstain	Non-Vote
90,883,333	71,666	4,551,958	236,599	8,089,211

4. Proposal 4 — Ratification of the Appointment of Independent Auditor.

The appointment of KPMG LLP as the Company’s independent auditor for the fiscal year ending December 31, 2023 was ratified. The voting results were as follows:

For	Against	Abstain
101,234,684	2,454,999	143,084

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACWEST BANCORP

Date: May 5, 2023	By:	/s/ Angela M.W. Kelley
	Name:	Angela M.W. Kelley
	Title:	Executive Vice President, General Counsel and Corporate Secretary